UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INOVIO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INOVIO PHARMACEUTICALS, INC.

SUPPLEMENT TO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT DATED MARCH 25, 2022

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2022

To Our Stockholders:

This supplement provides updated information with respect to the 2022 annual meeting of stockholders (the “Annual Meeting”) of Inovio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to be held on May 16, 2022 at 9:00 am Eastern Time by live webcast at www.virtualshareholdermeeting.com/INO2022.

On or about April 6, 2022, the Company mailed to its stockholders a Notice of Annual Meeting of Stockholders and a definitive Proxy Statement (the “Proxy Statement”) for the Annual Meeting. This supplement describes a recent change in the proposed nominees for election to the board of directors of the Company (the “Board”) and should be read in conjunction with the Proxy Statement.

Withdrawal of Nominee for Election as Director

On May 9, 2022, J. Joseph Kim, the Company’s President and Chief Executive Officer, resigned from those positions and also resigned as a member of the Board, in each case effective May 10, 2022. In light of Dr. Kim’s resignation, Dr. Kim will not stand for re-election to our Board at the Annual Meeting.

Chief Executive Officer Change

The Board appointed Jacqueline E. Shea, Ph.D. as the Company’s President and Chief Executive Officer, effective May 10, 2022. At the time of her appointment, Dr. Shea was serving as the Company’s Chief Operating Officer.

The Board intends to appoint Dr. Shea as a director of the Company after the Annual Meeting.

Compensation Arrangements

In connection with her promotion to President and Chief Executive Officer, the Board approved certain modifications to Dr. Shea’s compensation, which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2022 (the “Form 8-K”).

In connection with Dr. Kim’s resignation, he and the Company entered into a Separation Agreement (the “Separation Agreement”), pursuant to which Dr. Kim will be entitled to receive certain separation payments and benefits. A summary of the material terms of the Separation Agreement is set forth in the Form 8-K.

Proposed Change to Elect the Seven Remaining Director Nominees in Proposal 1

In light of Dr. Kim’s resignation and his not standing for re-election to the Board at the Annual Meeting, the Board now proposes to elect the seven remaining director nominees named in the Proxy Statement to hold office until the Company’s 2023 annual meeting of stockholders and until their successors are duly elected and qualified.

The Board recommends that you vote FOR each of the seven remaining director nominees.

Voting Matters

If you have already voted, you do not need to take any action unless you wish to change your vote. Proxies already voted by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

Shares represented by proxy voted before the Annual Meeting will be voted for the directors nominated by the Board as set forth in the Proxy Statement, except that votes will not be cast for Dr. Kim because he has resigned from the Board and is no longer standing for re-election. If you have not yet voted, please complete the proxy card, or submit your vote as described in the Proxy Statement, disregarding Dr. Kim’s name as a nominee for election as director.

None of the other agenda items presented in the Proxy Statement are affected by this supplement, and proxies voted before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as reflected on such proxies.

By Order of the Board of Directors,

Simon X. Benito

Chairman of the Board of Directors

Plymouth Meeting, Pennsylvania

May 11, 2022

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to Be Held on May 16, 2022: Copies of the Proxy Statement and our 2021 Annual Report to Stockholders are also available online at www.inovio.com.